UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2016

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.		20037-1701
(Address of Principal Executive Offices)		(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 8, 2016, Thomas P. Joyce, Jr., Danaher’s President and Chief Executive Officer, entered into a pre-arranged stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and Danaher’s policy with respect to the adoption of 10b5-1 plans. The plan is intended to allow Mr. Joyce to, over an extended period of time on pre-arranged dates, exercise and sell options that are approaching their expiration dates and sell shares acquired upon the vesting of restricted stock units.

Under the plan, Mr. Joyce may sell in the open market at prevailing prices on specified dates (subject to minimum price thresholds set forth in the plan) an aggregate of up to 216,505 shares to be acquired upon vesting of restricted stock units and upon exercise of stock options that are scheduled to expire in 2019. Any sales will be made during the period from February 2017 until the plan terminates in October 2017. The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Certain other officers and directors of Danaher may from time to time enter into trading plans established in accordance with Rule 10b5-1. Except to the extent required by law, Danaher does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future or to report any modifications or terminations of any publicly announced trading plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
Name: James F. O’Reilly
Title: Vice President, Associate General Counsel and Secretary

Dated: November 10, 2016